UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of shareholders was held on January 26, 2017. At the meeting the shareholders voted on the following items:
Proposal 1
Election of three (3) directors (Edward L. Glotzbach, Rob L. Jones and John P. Stupp Jr.) to each serve for a three-year term expiring at the annual meeting in 2020 received the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Edward L. Glotzbach	35,050,043	540,093	5,616,796
Rob L. Jones	35,245,347	344,789	5,616,796
John P. Stupp Jr.	35,042,571	547,565	5,616,796
Proposal 2
Advisory vote to approve the compensation of the Company’s named executive officers received the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
34,918,908	505,581	165,647	5,616,796
Proposal 3
Advisory vote on the interval at which the Company will seek shareholder advisory approval of the compensation of its named executive officers received the following vote:

Number of Votes
For			Abstain	Broker Non-Votes
1 Year	2 Years	3 Years	193,251	5,616,796
30,134,860	100,645	5,161,380
Proposal 4
The ratification of Deloitte & Touche LLP to serve as independent registered public accountants for fiscal year 2017 received the following vote:

Number of Votes
For	Against	Abstain
40,653,970	468,681	84,281

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Spire Inc.
Date: January 27, 2017	By:	/s/ Ellen L. Theroff
Ellen L. Theroff Vice President, Corporate and Shared Services Governance and Standards and Corporate Secretary